Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to China Internet Café Holdings Group, Inc. 2014 Incentive Stock Plan of our report dated April 16, 2013, with respect to the consolidated financial statements of China Internet Café Holdings Group, Inc. and Subsidiaries, included in its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

March 12, 2014

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